Exhibit 10.1

Niu Technologies

AMENDED AND RESTATED 2016 GLOBAL SHARE INCENTIVE PLAN

1.                                      Purposes of the Plan. The purposes of this Plan are:

•                                          to attract and retain the best available personnel for positions of substantial responsibility; and

•                                          to promote the value of the Company.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Share Units, Restricted Shares, Share Appreciation Rights, Dividend Equivalents and Share Payments.

2.                                      Definitions. As used herein, the following definitions will apply:

(a)                                 “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b)                                 “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Ordinary Shares are listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan, including but not limited to applicable laws of the People’s Republic of China.

(c)                                  “Articles of Association” means the Company’s Memorandum and Articles of Association and all amendments thereto.

(d)                                 “Award” means, individually or collectively, a grant under the Plan of any Incentive Stock Option, Nonstatutory Stock Option, Restricted Share Units, Restricted Shares, Share Appreciation Rights, Dividend Equivalents and Share Payments.

(e)                                  “Award Agreement” means, the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f)                                   “Cause” means, with respect to the termination of the Participant’s service by the Company or its Subsidiary, the “Cause” expressly defined in an effective agreement at the time of termination signed between the Participant and the Company or its Subsidiary, or in the absence of the aforesaid agreement and definition, the following causes as determined by the Administrator are at its sole discretion: (i) the Participant’s performance of any act or failure to perform any act in bad faith causes any damage to the interests of the Company or its Subsidiary; (ii) the Participant’s conduct of dishonesty which materially breaches the agreement it enters into with the Company or its Subsidiary; or (iii) the Participant commits any criminal offence(s).

(g)                                  “Board” means the Board of Directors of the Company.

(h)                                 “Change in Control” means the occurrence of any of the following events:

(1)                                 Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company, except that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Board will not be considered a Change in Control; or

(2)                                 Change in Effective Control of the Company. If the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(3)                                 Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(i)                                     “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(j)                                    “Committee” means a committee of individuals satisfying Applicable Laws and appointed by at least a majority of the Board (including the approval of the Series A Directors, which will not be required upon the consummation of the initial public offering of the Company’s Ordinary Shares) from time to time, or by the compensation committee of the Board, in accordance with Section 4 hereof.

(k)                                 “Company” means Niu Technologies, a Cayman Islands corporation, or any successor thereto.

(l)                                     “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(m)                             “Director” means a member of the Board.

(n)                                 “Disability” means total and permanent disability as defined in Code Section22(e)(3), provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(o)                                 “Dividend Equivalent” means a right to receive (in cash or other property or, subject to Section 11, a reduction in exercise price or base price of the relevant outstanding Award) dividends paid on Shares underlying an Award (or an amount equal to the dividends which would have been paid on such Shares, as if such Shares had been issued and outstanding during the relevant period) as provided under Section 11.

(p)                                 “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(q)                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)                                    “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have higher or lower exercise prices and different terms), Awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is reduced or increased. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(s)                                   “Fair Market Value” means, as of any date, the value of an Ordinary Share determined as follows:

(1)                                 If the Ordinary Shares are listed on any established stock exchange or a national market system, including without limitation National Association of Securities Dealers Automated Quotations (NASDAQ), its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(2)                                 If the Ordinary Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Ordinary Shares on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(3)                                 In the absence of the circumstances as set forth in Clauses (i) and (ii), the Fair Market Value will be determined in good faith by the Administrator.

(t)                                    “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Code Section 422 and the regulations promulgated thereunder.

(u)                                 “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(v)                                 “Option” means a share option granted pursuant to the Plan.

(w)                               “Ordinary Shares” means the ordinary shares of the Company.

(x)                                 “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section424(e).

(y)                                 “Participant” means the holder of an outstanding Award.

(z)                                  “Period of Restriction” means the period during which the transfer of Restricted Shares are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(aa)                          “Plan” means this Amended and Restated 2016 Global Share Plan.

(bb)                          “Restricted Shares” means Shares issued pursuant to an Award of Restricted Shares under Section 9 of the Plan, or issued pursuant to the early exercise of an Option.

(cc)                            “Restricted Share Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 10. Each Restricted Share Unit represents an unfunded and unsecured obligation of the Company.

(dd)                          “Series A Directors” means the Directors appointed by GGV Capital V L.P., GGV Capital V Entrepreneurs Fund L.P. and Phoenix Auspicious Internet Investment L.P..

(ee)                            “Service Provider” means an Employee, Director or Consultant.

(ff)                              “Share” means an Ordinary Share, as adjusted in accordance with Section 16 of the Plan.

(gg)                            “Share Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 8 is designated as a Share Appreciation Right.

(hh)                          “Share Payment” means a payment in the form of Shares, as part of any bonus, deferred compensation or other cash compensation arrangement, made in lieu of all or any portion of such bonus, deferred compensation or other cash compensation arrangement, granted pursuant to the Plan.

(ii)                                  “Subsidiary” means any company or entity in which the Company directly or indirectly owns or controls beneficially more than half of the voting shares it issues.

3.                                      Shares Subject to the Plan.

(a)                                 Shares Subject to the Plan. Subject to the provisions of Section 16 of the Plan, the maximum aggregate number of Shares that may be subject to Awards and sold under the Plan is 5,861,480 Shares. The Shares may be authorized but unissued, or reacquired Ordinary Shares.

(b)                                 Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Exchange Program, or, with respect to Restricted Shares or Restricted Share Units, is forfeited to or repurchased by the Company due to the failure to vest, the unpurchased Shares (or for Awards other than Options or Share Appreciation Rights the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Share Appreciation Rights, only Shares actually issued pursuant to a Share Appreciation Right will cease to be available under the Plan; all remaining Shares under Share Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Shares or Restricted Share Units are repurchased by the Company or are forfeited to the Company due to the failure to vest, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 16, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Code Section 422 and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Section 3(b).

(c)                                  Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

(d)                                 Allotment of Shares. Shares allotted as Awards may include all or part of any authorized but unissued Shares, treasury Shares (subject to Applicable Law) or any Shares acquired from an open market. In addition, in the settlement of any Awards, the Administrator may, at its own discretion, decide to allot American Depository Receipts of the same number in replacement of any Shares that should be allotted as Awards. Where one American Depository Receipt does not represent one Share, the restrictive provision in Section 3(a) shall be adjusted to reflect the allotment of American Depository Receipts.

4.                                      Administration of the Plan.

(a)                                 Administration Body. The Plan will be administered by (A) the Board or (B) where a Committee has been established in the Company, the Committee.

(b)                                 Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(1)                                 to approve forms of Award Agreements for use under the Plan and any amendment to the forms of Option Agreements;

(2)                                 to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(3)                                 to institute and determine the terms and conditions of an Exchange Program;

(4)                                 to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws; and

(5)                                 to modify or amend each Award (subject to Section 22(c) of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Award (subject to Section 7(d)).

(c)                                  Effect of Administrator’s Decision. The Administrator’s judgments, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

(d)                                 Authorization of the Board. Except as otherwise provided in Section 4(b) and the other provisions herein, the chief executive officer of the Company shall be authorized to determine the following matters:

(1)                                 to determine the Fair Market Value;

(2)                                 to select the Service Providers to whom Awards may be granted hereunder;

(3)                                 to determine the number of Shares to be covered by each Award granted hereunder;

(4)                                 to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(5)                                 to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(6)                                 to allow Participants to satisfy withholding tax obligations in a manner prescribed in Section 13;

(7)                                 to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award; and

(8)                                 to make all other determinations deemed necessary or advisable for administering the Plan.

5.                                      Eligibility. Subject to the terms of the Plan, all forms of Awards may be granted to any Service Provider. Incentive Stock Options may be granted only to Employees.

6.                                      Type of Award.  The Administrator shall designate any Award granted to an American tax resident under the Plan as an “Incentive Stock Option” or a “Nonstatutory Stock Option”, or “Restricted Share Units”. Such designation shall be provided in the Award Agreement or the Restricted Share Unit Agreement. Where any Award granted under the Plan to any American tax resident is not expressly designated as an “Incentive Stock Option” in the applicable Award Agreement, then such an Option shall be deemed as a “Nonstatutory Stock Option” under the Plan, rather than an “Incentive Stock Option” under Section 422 of the Code. The Administrator may, according to any laws or regulations of the place of residence of any non-American-tax-resident applicable to options or restricted share unit, grant any Award under the Plan to such non-American-tax-resident.

7.                                      Stock Options.

(a)                                 Grant of Options. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Options in such amounts as the Administrator, in its sole discretion, will determine.

(b)                                 Award Agreement. Each Award will be evidenced by an Award Agreement that will specify the exercise price, the term of the Award, the number of Shares subject to the Option, the exercise restrictions, if any, applicable to the Option, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(c)                                  Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. Notwithstanding such designation, however, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 7(c), Incentive Stock Options will be taken into account in the order in which they were granted, and the Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted, and calculation will be performed in accordance with Code Section 422 and Treasury Regulations promulgated thereunder.

(d)                                 Term of Awards. The term of each Option will be stated in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(e)                                  Option Exercise Price and Consideration.

(i)                                     Exercise Price. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option will be determined by the Administrator, but will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who has owned stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent

(110%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section7(e)(i), Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant to the extent permitted by the Administrator and the Applicable Laws.

(ii)                                  Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii)                               Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; or (6) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator will consider if acceptance of such consideration may be reasonably expected to benefit the Company.

(iv)                              Exercise of Option.

(v)                                 Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

Subject to the other relevant provisions in the Plan, an Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable tax withholding). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 11 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(vi)                              Dismissal for Cause. Unless otherwise provided in this Plan or the Award Agreement, where the Company or its Subsidiary, based on any Cause, dismisses a Participant or terminates a Participant’s service, such Participant’s Options shall be terminated when his/her employment relationship is terminated, whether or not such Options are vested, and/or whether or not such options are exercisable, and the Shares under such Options will be returned to the Plan.

(vii)                           Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability or Cause, the Participant may exercise his or her Option within three (3) months of termination, or such longer period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent that the Option is vested on the date of termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(viii)        Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within six (6) months of termination, or such longer period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent the Option is vested on the date of termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(ix)                              Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised within six (6) months following the Participant’s death, or within such longer period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent that the Option is vested on the date of death, by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

8.                                      Share Appreciation Rights.

(a)                                 Grant of Share Appreciation Rights. Subject to the terms and conditions of the Plan, a Share Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)                                 Number of Shares. The Administrator will have complete discretion to determine the number of Shares subject to any Award of Share Appreciation Rights.

(c)                                  Exercise Price and Other Terms. The per Share exercise price for the Shares that will determine the amount of the payment to be received upon exercise of a Share Appreciation Right as set forth in Section 8(f) will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Share Appreciation Rights granted under the Plan.

(d)                                 Share Appreciation Right Agreement. Each Share Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Share Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e)                                  Expiration of Share Appreciation Rights. A Share Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 7(d) relating to the maximum term and Section 7(f) relating to exercise also will apply to Share Appreciation Rights.

(f)                                   Payment of Share Appreciation Right Amount. Upon exercise of a Share Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(1)                                 The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(2)                                 The number of Shares with respect to which the Share Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Share Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

9.                                      Restricted Shares.

(a)                                 Grant of Restricted Shares. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Shares to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)                                 Restricted Share Agreement. Each Award of Restricted Shares will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold the Restricted Shares until the restrictions on such Shares have lapsed.

(c)                                  Transferability. Except as provided in this Section 9 or as the Administrator determines, Restricted Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)                                 Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Restricted Shares as it may deem advisable or appropriate.

(e)                                  Removal of Restrictions. Except as otherwise provided in this Section 9, Restricted Shares covered by each Award of Restricted Shares grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f)                                   Voting Rights. During the Period of Restriction, Service Providers holding Restricted Shares granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)                                  Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Restricted Shares will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Restricted Shares with respect to which they were paid.

(h)                                 Return of Restricted Shares to Company. On the date set forth in the Award Agreement, the Restricted Shares for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

10.                               Restricted Share Units.

(a)                                 Grant. Restricted Share Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Share Units, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Share Units.

(b)                                 Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Share Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or service), or any other basis determined by the Administrator in its discretion.

(c)                                  Earning Restricted Share Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Share Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d)                                 Form and Timing of Payment. Payment of earned Restricted Share Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Restricted Share Units in cash, Shares, or a combination of both.

(e)                                  Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Share Units will be forfeited to the Company.

11.                               Dividend Equivalents. The Administrator is authorized to grant Dividend Equivalents on any Award and to any Service Provider. Dividend Equivalents with respect to an Award may be granted by the Administrator based on dividends declared on the Shares underlying such Award (and, in the case of any such Shares which have not been issued, the Dividend Equivalent may entitle the holder of such Award to receive an amount equal to the dividends which would have been paid on such Shares, as if such Shares had been issued and outstanding during the relevant period), to be credited as of dividend payment dates during the period between the date the Dividend Equivalent is granted to a Participant and the date the Award with respect to which the Dividend Equivalent vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be settled in cash, other property or a reduction in exercise price or base price of the relevant Award by such formula and at such time and subject to such limitations as may be determined by the Administrator and as set forth in the Award Agreement or otherwise. Dividend Equivalents shall not be granted on Options or Share Appreciation Rights granted to U.S. Persons.

12.                               Share Payments. The Administrator is authorized to grant Share Payments to any Service Provider in the manner determined from time to time by the Administrator; provided, that unless otherwise determined by the Administrator such Share Payments shall be made in lieu of base salary, bonus, or other cash compensation otherwise payable to such Participant, including any such compensation that has been deferred at the election of the Participant; provided, further, that not less than the par value of any Share shall be received by the Company in connection with its issue pursuant to any such Share Payment. In accordance with Applicable Law, such par value may be paid through the provision of services. The number of Shares issuable as a Share Payment shall be determined by the Administrator and may be based upon satisfaction of such specific criteria as determined appropriate by the Administrator, including specified dates for electing to receive such Share Payment at a later date and the date on which such Share Payment is to be made.

13.                               Compliance with Code Section 409A. For any American tax resident, the Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted accordingly, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.

14.                               Leaves of Absence/Transfer between Locations. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

15.                               Limited Transferability of Awards.

(a)                                 Unless determined otherwise by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, or otherwise transferred in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award may only be transferred (i) by will, (ii) by the laws of descent and distribution, or (iii) as permitted by Rule 701 of the Securities Act of 1933, as amended (the “Securities Act”).

(b)                                 Further, until the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or after the

Administrator determines that it is, will, or may no longer be relying upon the exemption from registration under the Exchange Act as set forth in Rule 12h-1(f) promulgated under the Exchange Act, an Option, or prior to exercise, the Shares subject to the Option, may not be pledged, hypothecated or otherwise transferred or disposed of, in any manner, including by entering into any short position, any “put equivalent position” or any “call equivalent position” (as defined in Rule 16a-1(h) and Rule 16a-1(b) of the Exchange Act, respectively), other than to (i) persons who are “family members” (as defined in Rule 701 (c)(3) of the Securities Act) through gifts or domestic relations orders, or (ii) to an executor or guardian of the Participant upon the death or disability of the Participant. Notwithstanding the foregoing sentence, the Administrator, in its sole discretion, may determine to permit transfers to the Company or in connection with a Change in Control or other acquisition transactions involving the Company to the extent permitted by Rule 12h-1(f).

16.                               Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a)                                 Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, share split, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent enlargement or diminution of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award.

(b)                                 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)                                  Merger or Change in Control. In the event of a merger or Change in Control, except as otherwise determined by the Administrator, each outstanding Award shall vest and become exercisable, realizable or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control. Notwithstanding the foregoing, the Administrator may, at its sole discretion, without a Participant’s consent, choose, including without limitation, that (i) Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation

(or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such merger or Change in Control; (iii) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (iv) any combination of the foregoing. In taking any of the actions permitted under this subsection 16(c), the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.

For any American tax resident, notwithstanding anything in this Section 16(c) to the contrary, if a payment under an Award Agreement is subject to Code Section 409A and if the change in control definition contained in the Award Agreement does not comply with the definition of “change of control” for purposes of a distribution under Code Section 409A, then any payment of an amount that is otherwise accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Code Section 409A without triggering any penalties applicable under Code Section 409A.

17.                               Share Certificate. Notwithstanding anything in the Plan to the contrary, the Company shall not be required to issue or deliver, or may postpone the issuance or delivery of, any certificate to prove any Share pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel, that the issuance and delivery of such certificate is in compliance with all Applicable Laws, regulations of governmental authorities and, if applicable, the requirements of any exchange in which such Shares are listed or traded. All Share certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with all Applicable Laws and the rules of the New York Stock Exchange or any other national stock exchange or automated quotation system in which such shares are listed, quoted or traded. The Administrator may place legends on any Share certificate to reference restrictions applicable to the Shares. In addition to the terms and conditions provided herein, the Administrator may also require any Participant to make such reasonable covenants, agreements or representation as the Administrator, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, as may be imposed in the discretion of the Administrator.

18.                               Tax Withholding.

(a)                                 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to pay all taxes as required by any Applicable Law related to such Award(or exercise thereof).

(b)                                 Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the statutory amount required to be withheld, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, or (iv)selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

19.                               No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

20.                               Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

21.                               Term of Plan. Subject to Section 20 of the Plan, the Plan will become effective upon its adoption by the Board. Unless sooner terminated under Section 22, it will continue in effect for a term of ten (10) years from the later of (a) the effective date of the Plan, or (b) the earlier of the most recent Board or shareholder approval of an increase in the number of Shares reserved for issuance under the Plan.

22.                               Amendment and Termination of the Plan.

(a)                                 Amendment and Termination. The Board may at any time, in accordance with the Articles of Association, amend, alter, suspend or terminate the Plan.

(b)                                 Board’s Approval. Any amendment to the Plan made by the Company for complying with Applicable Laws must be adopted by the Board in accordance with the Articles of Association.

(c)                                  Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator. The termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

23.                               Conditions upon Issuance of Shares.

(a)                                 Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)                                 Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

24.                               Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

25.                               Board Approval. The Plan will be subject to approval by the Board of the Company. Such Board approval will be obtained in the manner and to the degree required under Applicable Laws and Articles of Association.

26.                               Governing Law. The Plan is governed by the substantive laws of the Cayman Islands, excluding its rules for conflict of law.

27.                               Indemnification. To the extent allowable pursuant to the Applicable Law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Articles of Association, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.